                                                              EXHIBIT 23

                     INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements Nos. 333-34561, 333-34587, 333-34589, 333-34591, 333-34593,
333-34683, 333-35689, 333-47911, 333-51081, 333-74463, 333-74465,
333-32112, and 333-39972 of Solutia Inc. on Form S-8 and Registration Statements Nos. 333-75812, 333-89818 and 333-99705 of Solutia Inc. on Form S-3 of our report dated February 28, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph referring to changes in accounting principles), appearing in this Annual Report on Form 10-K of Solutia Inc. for the year ended December 31, 2002.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Saint Louis, Missouri
March 5, 2003

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

                                                             SCHEDULE II

                                                         SOLUTIA INC.

                                              VALUATION AND QUALIFYING ACCOUNTS
                                    FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                    (DOLLARS IN MILLIONS)

                         COLUMN A                               COLUMN B            COLUMN C            COLUMN D      COLUMN E
                         --------                               --------            --------            --------      --------
                                                                                   Additions
                                                                             ----------------------
                                                                                (1)          (2)
                                                               Balance at    Charged to    Charged                   Balance at
                                                               beginning     costs and     to other                     end
                        Description                             of year       expenses     accounts    Deductions    of period
                        -----------                            ----------    ----------    --------    ----------    ----------
YEAR ENDED DECEMBER 31, 2002

    Valuation accounts for doubtful receivables............        $20           $--         $(1)          $ 3           $16

    Restructuring reserves.................................          6            --          --             2             4

YEAR ENDED DECEMBER 31, 2001

    Valuation accounts for doubtful receivables............        $10           $11         $--           $ 1           $20

    Restructuring reserves.................................         56             9          --            59             6

YEAR ENDED DECEMBER 31, 2000

    Valuation accounts for doubtful receivables............        $ 3           $11         $--           $ 4           $10

    Restructuring reserves.................................         20            61          --            25            56

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